As filed with the Securities and Exchange Commission on May 22, 1998
                                                   Registration No. 333-
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         --------------------------
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933
                         --------------------------
                     CULLIGAN WATER TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)

                   DELAWARE                         51-0350629
        (State or other jurisdiction of          (I.R.S. Employer
         incorporation or organization)          Identification No.)
                            -------------------
                            ONE CULLIGAN PARKWAY
                         NORTHBROOK, ILLINOIS 60062
                               (847) 205-6000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive
                                  offices)
                         --------------------------

                        EDWARD A. CHRISTENSEN, ESQ.
                            ONE CULLIGAN PARKWAY
                         NORTHBROOK, ILLINOIS 60062
                               (847) 205-6000
         (Name, address and telephone number, including area code,
                           of agent for service)

                           ----------------------
   Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and a list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )


                      CALCULATION OF REGISTRATION FEE

                                       Proposed Maximum Proposed Maximum     Amount of
Title of Securities  Amount to be      Offering Price   Aggregate Offering   Registration
to be Registered     Registered        Per Share (1)    Price (1)            Fee
=========================================================================================
Common Stock, par      687,639          $56.844         $39,088,151.32         $11,532
value
$.01 per share......
=========================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee and based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 15, 1998 pursuant to Rule 457(c) under the Securities Act.
                             ------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


Prospectus
                 Subject to Completion, Dated May 22, 1998

                     CULLIGAN WATER TECHNOLOGIES, INC.

                       687,639 SHARES OF COMMON STOCK

      This Prospectus relates to the offering from time to time of up to 687,639 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Culligan Water Technologies, Inc., a Delaware corporation (the "Company"), by certain stockholders of the Company (the "Selling Stockholders"). The Common Stock offered hereby was issued as consideration to the Selling Stockholders in connection with the Company's acquisition by the Company of all of the capital stock of, or other ownership interests in, Southern Ohio Water Treatment Systems, Inc.--Middletown, Southern Ohio Water Treatment Systems, Inc.--Springfield, Southern Ohio Water Treatment Systems, Inc.--Zanesville, Culligan Water Conditioning of Cleveland, Inc., 224 V.C. Inc., Southern Ohio Water Treatment Systems, Inc, Central Ohio Water Treatment Systems, Inc, a sole proprietorship doing business as Culligan Water Conditioning of Lancaster, OH and a partnership doing business as Culligan Water Conditioning of Richmond, IN and the real property and improvements thereon used in the businesses located in Middletown, OH, the merger of a subsidiary of the Company with and into Winokur Water Conditioning, Inc. and the real property and improvements thereon used in the businesses located in Bethel, Connecticut, South Windsor, Connecticut, and West Warwick, Rhode Island by Richard M. Winokur, Trustee of the Winokur Water Trust, and the acquisition by a subsidiary of the Company of the stock of Colorado Water Technologies, Inc., a Colorado corporation, doing business as Mile Hi Culligan (collectively, the "Acquired Companies"). See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

      The Selling Stockholders directly, or through agents or dealers designated from time to time, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required, the number of shares of Common Stock to be sold, purchase price, public offering price, the names of any such agent or dealer and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered hereby will be the purchase price thereof less the aggregate agents' or dealers' commissions and discounts, if any, and other expenses of distribution not borne by the Company. The Company has agreed to pay certain expenses in connection with the filing of the Registration Statement (as hereinafter defined) with the Securities and Exchange Commission. See "Plan of Distribution."

      The Selling Stockholders and any dealers or agents that participate with any Selling Stockholder in the distribution of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit from the resale of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of information regarding indemnification arrangements.

      The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "CUL." The last reported sale price of the Common Stock on the NYSE on May 15, 1998 was $56-3/4 per share.

                            --------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            --------------------

                 The date of this Prospectus is May , 1998





                             TABLE OF CONTENTS

AVAILABLE INFORMATION.....................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................3

GENERAL...................................................................4

USE OF PROCEEDS...........................................................4

SELLING STOCKHOLDERS......................................................5

PLAN OF DISTRIBUTION......................................................7

LEGAL MATTERS.............................................................9

EXPERTS...................................................................9


                           AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has furnished and intends to furnish reports to its stockholders, which will include financial statements audited by its independent certified public accountants, and such other reports as it may determine to furnish or as required by law, including Sections 13(a) and 15(d) of the Exchange Act. Reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10009. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

      The Company has filed a registration statement (the "Registration Statement") on Form S-3 with respect to the Common Stock offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                  INCORPORATION OF CERTAIN DOCUMENTS  BY REFERENCE

      The following documents have been filed with the Commission and are incorporated herein by reference:

            (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 (as amended on Form 10-K/A dated May 15, 1998);

            (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997 (in the case of the Quarterly Report for the quarter ended October 31, 1997, as amended on Form 10-Q/A dated May 15, 1998);

            (3) Definitive Proxy Statement in Schedule 14A dated May 14,
1997;

            (4) The description of the Common Stock contained in the Company's Registration Statement on Form S-1, filed on December 15, 1995 (File No. 333-99236), including any amendment or report filed for the purpose of updating such information.

            (5) The description of the rights associated with the Common Stock included in the Company's Registration Statement on Form 8-A, filed with the Commission on September 16, 1996 (File No. 1-14104), including any amendment or report filed for the purpose of updating such information;

            (6) The Company's Registration Statement on Form S-3 (File No. 333-12069); and

            (7) The Company's reports on Form 8-K dated February 14, 1997, August 13, 1997, September 8, 1997, October 22, 1997, November 21, 1997,
December 12, 1997 (as amended on Form 8- K/A dated February 17, 1998), February 10, 1998 (as amended on May 15, 1998) and May 21, 1998, as each may have been amended.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Edward A. Christensen, Culligan Water Technologies, Inc., One Culligan Parkway, Northbrook, Illinois 60062 (telephone (847) 205-6000).

                                  GENERAL

      The Company is a leading manufacturer and distributor of water purification and treatment products for household and consumer, and commercial and industrial applications. Products and services offered by the Company range from those designed to solve common residential water problems, such as filters for tap water and household water softeners, to highly sophisticated equipment and services, such as ultrafiltration and microfiltration products. Culligan also offers desalination systems and portable deionization services, designed for commercial and industrial applications. In addition, Culligan sells and licenses its dealer network to sell bottled water.

      The Company has been an active participant in the water purification and treatment industry since 1936, and its Culligan(R), Everpure(R) and Bruner(R) brands are among the most recognized in the industry. The Company's products are sold and serviced in over 90 countries through a worldwide network of over 1,400 sales and service centers. Supporting this distribution network, the Company maintains manufacturing facilities in the United States, Italy, Spain and Canada. During the last 15 years, the Company's residential water treatment systems have been installed in over 3 million households in the United States, representing the largest installed base in the country. In addition, over 1.5 million of the Company's commercial, industrial, municipal and desalination systems have been installed worldwide. The Company's customer base includes such well known names as McDonald's(R), Coca-Cola(R), Pepsi- Cola(R), Starbucks(R), 7-Eleven(R), Navistar, Owens-Corning, Eli Lilly, Carnival Cruise Lines, Ingersoll-Rand and Union Carbide.

      The principal executive offices of the Company are located at One Culligan Parkway, Northbrook, Illinois 60062, and the Company's telephone number is (847) 205-6000.

      Prospective purchasers should carefully consider the risks of investing in the Common Stock. Prospective purchasers of the Common Stock are referred to the Company's Registration Statement on Form S-3 (File No. 333-12069) incorporated by reference into this Prospectus, which contains a description of the risks of investing in the Common Stock.

                              USE OF PROCEEDS

      All of the shares of Common Stock are being offered by the Selling Stockholders. The Company will not receive any proceeds from sales of Common Stock by the Selling Stockholders.


                            SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders were acquired pursuant to the Exchange Agreement, dated as of January 1, 1998, among the Company and Paul Van Camp, Bruce Van Camp and Paul Jansen in connection with the acquisition by the Company of all of the capital stock of, or other ownership interests in, Southern Ohio Water Treatment Systems, Inc.--Middletown, Southern Ohio Water Treatment Systems, Inc.--Springfield, Southern Ohio Water Treatment Systems, Inc.--Zanesville, Culligan Water Conditioning of Cleveland, Inc., 224 V.C. Inc., Southern Ohio Water Treatment Systems, Inc, Central Ohio Water Treatment Systems, Inc, a sole proprietorship doing business as Culligan Water Conditioning of Lancaster, OH and a partnership doing business as Culligan Water Conditioning of Richmond, IN and the real property and improvements thereon used in the businesses located in Middletown, OH (the "Van Camp Agreement"), the Agreement and Plan of Merger, dated as of January 9, 1998, in connection with the merger of a subsidiary of the Company with and into Winokur Water Conditioning, Inc. and the real property and improvements thereon used in the businesses located in Bethel, Connecticut, South Windsor, Connecticut, and West Warwick, Rhode Island by Richard M. Winokur, Trustee of the Winokur Water Trust (the "Winokur Agreement"), and the Stock Purchase Agreement, dated as of March 24, 1998, in connection with the acquisition by a subsidiary of the Company of the stock of Colorado Water Technologies, Inc., a Colorado corporation, doing business as Mile Hi Culligan (the "Marotta Agreement" and together with the Van Camp Agreement and the Winokur Agreement, the "Agreements").

      The Company entered into Registration Agreements, dated as of even date with the respective Agreements with the Selling Stockholders (the "Registration Agreements"), in connection with the acquisitions pursuant to the Agreements.

      The following table sets forth information with respect to the Selling Stockholders and the respective number of shares of Common Stock beneficially owned by each Selling Stockholder, all of which are offered pursuant to this Prospectus.


                                                  Number of
                                                  Shares of
                                                  Common Stock
      Name and Address                            Owned
      ----------------                            ------------

   Paul Van Camp                                   355,501*
   1161 Sycamore Drive
   Lancaster, OH 43130

   Bruce Van Camp                                   16,813*
   365 Chadwick Court
   Lebanon, OH 43036

   Paul Jansen                                       7,696*
   901 McBurney
   Lebanon, OH 43036

   Richard M. Winokur                              105,506*
   Winokur Water Conditioning, Inc.
   P.O. Box 426
   Bethel, CT

   Theodore D. Winokur                              35,038*
   Winokur Water Conditioning, Inc.
   P.O. Box 426
   Bethel, CT

   Jean Marie Winokur                                3,647*
   Winokur Water Conditioning, Inc.
   P.O. Box 426
   Bethel, CT

   Theodore D. Winokur, Trustee of the               1,824*
   Sarah Winokur Trust
   Winokur Water Conditioning, Inc.
   P.O. Box 426
   Bethel, CT

   Theodore D. Winokur, Trustee of the               1,824*
   Justin Winokur Trust
   Winokur Water Conditioning, Inc.
   P.O. Box 426
   Bethel, CT

   James H. Winokur                                 35,038*
   Winokur Water Conditioning, Inc.
   P.O. Box 426
   Bethel, CT

   Meaghan Winokur                                   3,647*
   Winokur Water Conditioning, Inc.
   P.O. Box 426
   Bethel, CT

   James H. Winokur, Trustee of the                 1,824*
   Laine Winokur Trust
   Winokur Water Conditioning, Inc.
   P.O. Box 426
   Bethel, CT

   James H. Winokur, Trustee of the                 1,824*
   Alicia Winokur Trust
   Winokur Water Conditioning, Inc.
   P.O. Box 426
   Bethel, CT

   Richard M. Winokur, Trustee of the              19,983*
   Winokur Water Trust
   Winokur Water Conditioning, Inc.
   P.O. Box 426
   Bethel, CT

   Paul Marotta                                    97,474*
   9526 S. Harford Ct.
   Highlands Ranch, CO  80126

--------------------
* In each case represents less than 1% of the total outstanding shares of common stock.


                            PLAN OF DISTRIBUTION

      The Selling Stockholders may sell the Common Stock being offered hereby directly to other purchasers, or to or through dealers or agents. To the extent required, a Prospectus Supplement with respect to the Common Stock will set forth the terms of the offering of the Common Stock, including the name(s) of any dealers or agents, the number of shares of Common Stock to be sold, the price of the offered Common Stock, any underwriting discounts or other items constituting underwriters' compensation.

      The Common Stock offered hereby may be sold from time to time directly by the Selling Stockholders or, alternatively, through broker-dealers or agents. Such Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Common Stock offered hereby or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of such Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell the Common Stock offered hereby short and deliver such Common Stock to close out such short positions, or loan or pledge such Common Stock to broker-dealers that in turn may sell such securities. The Common Stock offered hereby also may be sold pursuant to Rule 144 under the Securities Act.

      The Selling Stockholders and any such brokers, dealers or agents, may be deemed "underwriters" as that term is defined by the Securities Act.

      If a dealer is utilized in the sale of any Common Stock in respect of which this Prospectus is delivered, the Selling Stockholders may sell such Common Stock to the dealer, as principal. The dealer may then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

      In connection with the sale of Common Stock offered hereby, dealers or agents may receive compensation from the Selling Stockholders or from purchasers of such Common Stock for whom they may act as agents in the form of discounts, concessions, or commissions. Agents, and dealers participating in the distribution of the Common Stock may be deemed to be underwriters, and any such compensation received by them and any profit on the resale of Common Stock by them may be deemed to be underwriting discounts or commissions under the Securities Act.

      Pursuant to the Registration Agreements, the Company has agreed to pay all costs and expenses associated with the registration of the Shares under the Securities Act. In addition, the Selling Stockholders may be entitled to indemnification against certain liabilities pursuant to the Agreement.


                                LEGAL MATTERS

      Certain legal matters with respect to the Common Stock will be passed upon for the Company by Edward A. Christensen, Esq., Vice President, General Counsel and Secretary of the Company.

                                   EXPERTS

      The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K/A for the fiscal year ended January 31, 1998 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The aggregated financial statements of Protean plc as of March 31, 1997 and for the year ended March 31, 1997 have been incorporated by reference herein in reliance upon the report of KPMG Audit plc, independent chartered accountants, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The combined financial statements of The Water Filtration Business (a wholly-owned business of Ametek) at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OTHER THAN THE SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.




                      CULLIGAN WATER TECHNOLOGIES, INC.



                       687,639 SHARES OF COMMON STOCK



                                ------------

                                 PROSPECTUS
                                ------------




                                May   , 1998




                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      SEC registration fee................... $11,532
      Accountants' fees and expenses......... $ 2,500 *
      Attorneys' fees and expenses .......... $10,000*
      Miscellaneous.......................... $   968*
                                              ----------
      Total.................................. $25,000 *

--------------------
*  Estimated


The Company will pay all such expenses.

Item 15.    Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

      The Restated Certificate of Incorporation of the Company (the "Charter") provides that the Company shall indemnify the directors and officers of the Company to the fullest extent permitted by Delaware law.

      In addition, the Amended and Restated By-laws of the Company (the "By-Laws") provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      The By-Laws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

      The By-Laws provide that any indemnification under the above two paragraphs (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the above two paragraphs. Such determination shall be made (1) by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or
(3) by the stockholders of the Company.

      The By-Laws provide that to the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      The By-Laws further provide that expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the ByLaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Company deems appropriate.

      The By-Laws provide that the indemnification and advancement of expenses provided by, or granted pursuant to, the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      The Company intends to maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the By-Laws.

      The Company has entered into indemnification agreements with each of the Company's directors and officers. The indemnification agreements require, among other things, the Company to indemnify the officers and directors to the fullest extent permitted by law, and to advance to such directors and officers all related expenses, subject to reimbursement, if it is subsequently determined that indemnification is not permitted. The Company will also indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although such indemnification agreements will offer substantially the same scope of coverage afforded by provisions in the Charter and the By-Laws, they provide greater assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors of the Company or by the stockholders to eliminate the rights provided therein.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a)  Exhibits

         Exhibit
         Number               Description
         -------              -----------

          4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's
                      Registration Statement on Form 10 (File No.
                      0-26630)).

          4.2         Amended and Restated By-Laws of the Company
                      (incorporated by reference to the Company's
                      Registration Statement on Form 10 (File No. 0-
                      26630)).

          4.3 Rights Agreement between the Company and the First National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A filed with the Commission on September 16, 1996 (File No. 1-14104)).

          4.4 Amendment No. 1 to the Rights Agreement between the Company and American Stock Transfer and Trust Company, as successor Rights Agent (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997).

          5           Opinion of Edward A. Christensen, Esq.
                      regarding the legality of the securities being registered.

         23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

         23.2         Consent of KPMG Audit plc.

         23.3         Consent of Ernst & Young LLP.

         23.4 Consent of Edward A. Christensen, Esq. to the filing of his opinion (included in Exhibit 5).

         24 Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         A. 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

               b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on this 22nd day of May, 1998.

                              CULLIGAN WATER TECHNOLOGIES, INC.


                              By:   /s/ Edward A. Christensen
                                 -----------------------------------------
                                 Name: Edward A. Christensen
                                 Title: Vice President, General Counsel
                                        and Secretary



         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas A. Pertz, Michael
A. Salvati and Edward A. Christensen, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         NAME                       TITLE                        DATE

 /s/ Douglas A. Pertz        President, Chief Executive       May 22, 1998
-----------------------      Officer and Director
Douglas A. Pertz


 /s/ Michael E. Salvati      Vice President, Finance and      May 22, 1998
-----------------------      Chief Financial Officer
Michael E. Salvati           (principal financial
                             and accounting officer)


 /s/ R. Theodore Ammon            Director                   May 22, 1998
----------------------
R. Theodore Ammon


 /s/ Andrew Africk                Director                   May 22, 1998
----------------------
Andrew Africk


 /s/ Bernard Attal                Director                   May 22, 1998
----------------------
Bernard Attal


 /s/ Leon D. Black                Director                   May 22, 1998
----------------------
Leon D. Black


 /s/ Robert H. Falk               Director                   May 22, 1998
----------------------
Robert H. Falk


 /s/ Michael F. Fisch             Director                   May 22, 1998
----------------------
Michael F. Fisch


 /s/ Mark H. Rachesky             Director                   May 22, 1998
----------------------

Mark H. Rachesky

 /s/ Robert L. Rosen              Director                   May 22, 1998
----------------------
Robert L. Rosen


 /s/ Marc J. Rowan                Director                   May 22, 1998
Marc J. Rowan


 /s/ Stephen J. Solarz            Director                   May 22, 1998
----------------------
Stephen J. Solarz


 /s/ Carl Spielvogel              Director                   May 22, 1998
----------------------
Carl Spielvogel




                                EXHIBIT INDEX

Exhibit No.     Description of Exhibit

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form 10 (File No. 0-26630)).

4.2 Amended and Restated By-Laws of the Company (incorporated by reference to the Company's Registration Statement on Form 10 (File No. 0-26630)).

4.3 Rights Agreement between the Company and the First National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A filed with the Commission on September 16, 1996 (File No. 1-14104)).

4.4 Amendment No. 1 to the Rights Agreement between the Company and American Stock Transfer and Trust Company, as successor Rights Agent (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997).

5 Opinion of Edward A. Christensen regarding the legality of the securities being registered.

23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

23.2            Consent of KPMG Audit plc.

23.3            Consent of Ernst & Young LLP.

23.4 Consent of Edward A. Christensen to the filing of his opinion (included in Exhibit 5).

24 Powers of Attorney (included on the signature page of this Registration Statement).